                                                                         EX-23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1998 included in Career Education Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                       ARTHUR ANDERSEN LLP

Chicago, Illinois,
July 28, 1998